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                                                                    Exhibit 11.0

                            BTU INTERNATIONAL , INC.

                  CALCULATION OF NET INCOME PER COMMON AND COMMON EQUIVALENT SHARE
                       (Dollars in thousands, except share and per share data)

                                           For the Three Months Ended      For the Six Months Ended
                                           --------------------------      ------------------------
                                             June 30,         July 2,         June 30,      July 2,
                                               1996             1995            1996          1995
- ----------------------------------------------------------------------------------------------------

Net income                                $    3,093       $    1,359      $    3,450    $    2,515

Dividends accrued - Class A and
     Class AA preferred stock                      -              (44)              -           (88)
- ----------------------------------------------------------------------------------------------------

Net income applicable to
     common stockholders                  $    3,093       $    1,315      $    3,450    $    2,427
====================================================================================================

Weighted average shares and share
     equivalents outstanding:

     Common stock                          7,296,690        7,182,096       7,292,762     7,149,107
     Class AA convertible preferred stock          -           40,000               -        40,000
     Stock options                            42,012          106,024          43,924       105,817
- ----------------------------------------------------------------------------------------------------

Weighted average shares and share
     equivalents outstanding               7,338,702        7,328,120       7,336,686     7,294,924
====================================================================================================

Net income per common and common
     equivalent share                     $     0.42       $     0.18      $     0.47    $     0.33
====================================================================================================
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